Exhibit 24.1

POWER OF ATTORNEY


         Pursuant to the requirements of the Securities Exchange Act of 1934, the undersigned officers and/or directors of Midway Airlines Corporation (the "Company"), hereby appoint each of Jonathan S. Waller and Steven Westberg as attorney-in-fact with full power of substitution and resubstitution to sign for the undersigned and in the name of the undersigned in any and all capacities with respect to the filing on Form 10-K of the Company's Annual Report for the annual period ended December 31, 1998 (the "Annual Report") with the Securities and Exchange Commission (the "Commission"), and to sign any and all amendments thereto and any and all applications or other documents to be filed with the Commission pertaining to the Quarterly Report, and to grant unto the attorney-in-fact and agent the full power and authority to do and perform each and every act and this required to be done, as fully to all intents and purposes as the undersigned could do if personally present. The undersigned hereby ratifies and confirms all that the attorney-in-fact and agent or its substitutes may lawfully do or cause to be done by virtue hereof.

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Signature                                   Title                                       Date


/s/ROBERT R. FERGUSON, III                  Chairman of the Board,              February 24, 1999
Robert R. Ferguson, III                     President and
                                            Chief Executive Officer
                                            (Principal Executive Officer)

/s/W. GREYSON QUARLES                       Director                            February 24, 1999
W. Greyson Quarles


/s/GREGORY J. ROBITAILLE                    Director                            February 24, 1999
Gregory J. Robitaille


/s/HOWARD WOLF                              Director                            February 24, 1999
Howard Wolf


/s/GREGORY HARDING-BROWN                    Director                            February 24, 1999
Gregory Harding-Brown

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